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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-88581, Form S-8 No. 333-95029, Form S-8 No. 333-40204 and Form S-8 No. 333-121188), of Overseas Shipholding Group, Inc. of our reports dated February 26, 2009 with respect to the consolidated financial statements of Overseas Shipholding Group, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Overseas Shipholding Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

ERNST & YOUNG LLP

New York, New York
February 27, 2009

Overseas Shipholding Group, Inc.

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
  ERNST & YOUNG LLP